CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Astro Aerospace Ltd. (the "Company") on Form 10-Q for the three months ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Bent, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Bruce Bent

Bruce Bent

Chief Executive Officer

Chief Financial Officer

May 24, 2021